Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-207743 on Form S-3 and Registration Statement No. 333-199501 on Form S-8 of our report dated February 18, 2016, with respect to the consolidated financial statements and schedule of Questar Pipeline Company included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission and incorporated by reference in this Form 8-K/A Amendment No. 1.

/s/ Ernst & Young LLP

Salt Lake City, Utah
December 15, 2016